UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: May 9, 2018
(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Earthstone Energy, Inc. (the “Company”) has set forth in the following table its ratio of earnings to fixed charges for the three months ended March 31, 2018, and, since the Company experienced losses from operations for the years ended December 31, 2013 through 2017, the table presents the coverage deficiencies in thousands of dollars which represent the amounts of additional earnings the Company would have needed to generate to achieve ratios of 1:1 for each of the full years presented. Generally, the ratio of earnings to fixed charges is calculated by dividing the sum of income from continuing operations plus fixed charges by fixed charges. Fixed charges include interest expensed, amortized premiums, discounts and capitalized expenses related to indebtedness and estimates of interest within rental expenses.

Three Months Ended	Years Ended December 31,
March 31, 2018	2017	2016	2015	2014	2013
20.6:1	$61,106	$54,013	$143,097	$6,729	$19,875

The Company’s Computation of the Ratio of Earnings to Fixed Charges for the years ended December 31, 2017, 2016, 2015, 2014 and 2013, and for the three months ended March 31, 2018 is attached as Exhibit 12.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
12.1	Computation of the Ratio of Earnings to Fixed Charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	May 9, 2018	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration